SHAREHOLDER SERVICING AGREEMENT
                        (for Administrative Class Shares)

     This Agreement is made as of March 21, 2003 between PIMCO Advisors Fund Management LLC (the "Administrator"), a Delaware limited liability company, and American United Life Insurance Company ("Servicer"), an insurance company.

                                   WITNESSETH

     WHEREAS, the Administrator performs and procures the performance of various services for PIMCO Funds: Multi-Manager Series ("MMS"), a Massachusetts business trust (the "Trust");

     WHEREAS, MMS is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and offers Administrative Class shares of beneficial interest ("MMS shares" or the "Shares") in separate series of funds ("MMS Funds" or the "Funds"), each with its own investment objective or objectives and investment policies;

     WHEREAS, the Trust is authorized to issue shares of its Funds in separate classes of shares;

     WHEREAS, certain shareholders of the Trust, who are participants in plans sponsored by employers, professional organizations or associations or charitable organizations, may require administrative, recordkeeping and other services that are in addition to services required by other shareholders, and the provision of such services to shareholders requiring these services may benefit such shareholders and facilitate their ability to invest in the Funds;

     WHEREAS, Servicer provides recordkeeping and administrative services for one or more plans (each a "Plan" and, collectively, the "Plans") sponsored by employers, professional organizations, or associations or charitable organizations;

     WHEREAS, Servicer wishes to purchase Shares of the Funds on behalf of its separate accounts ("Accounts") to serve as investment vehicles for group annuity contracts ("Contracts") offered by Servicer to its clients ("Clients");

     WHEREAS,   the   Administrator   desires  that  Servicer   provide  certain
administrative, recordkeeping and other services with respect to the Funds which offer such Shares; and

     WHEREAS, Servicer desires to provide such administrative, recordkeeping and other services in accordance with the terms and conditions of this Agreement set forth below;

     Now, therefore, the Administrator and Servicer agree as follows:

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 2

     1. Offering of Shares. The Administrator agrees to take all steps necessary, which may include coordination of efforts of the Trust, the Administrator, the transfer agent, and distributor, to facilitate the offering to the Plans of Shares, and agrees to take all steps necessary so that orders for the purchase and redemption of such Shares shall be effected as specified in
Section 4 of this Agreement. The Funds are listed on Schedule A hereto.

     2. Services to Plans. Servicer shall provide shareholder and administrative services for the Plans that purchase Shares of the Funds with respect to such Shares, including, but not limited to, providing explanations to participants in the Plans of their investment options including one or more of the Funds; providing recordkeeping and other administrative services to participants in the Plans; maintaining records of the contributions to the Plans to purchase Shares of the Funds; providing periodic statements to the Plans and to participants in the Plans of the Shares of the Funds held for the benefit of each participant in the Plans; processing distributions from the Plans, including facilitating any necessary redemptions of Shares of the Funds for participants in the Plans; answering inquiries regarding the Funds (but not involving the rendering of investment advice); providing account designations and addresses of the Plans to the Administrator; performance of sub-accounting; assistance in the establishment and maintenance of shareholder accounts and records; providing recordkeeping services related to purchase and redemption transactions, including providing such information as may be necessary to assure compliance with applicable Blue Sky requirements; providing periodic statements showing a shareholder's account balance and the integration of such statements with those of other transactions and balances in the shareholder's other accounts serviced by Servicer; and providing such other information and services as the Administrator reasonably may request, to the extent Servicer is permitted by applicable statute, rule, or regulation to provide such information or services. The Administrator shall provide Servicer with as many printed copies of the current prospectus, current SAI, supplements, proxy statements, and annual or semi-annual reports of each Fund as Servicer may reasonably request to deliver to current or prospective Clients. The Administrator will pay or cause to be paid the expense and postage associated with providing such documentation to Servicer. Servicer shall provide such facilities and personnel (which may be all or any part of the facilities currently used in Servicer's business or all or any of Servicer's employees) as are necessary or beneficial for providing information and services to the Plans maintaining accounts with the Funds and to assist in servicing accounts of such shareholders.

     3. Pricing Information. The Administrator or its designee(s) will furnish Servicer or its designee, on each business day that the Trust is open for business, as specified in the prospectuses of the Trust that describe the Funds ("Business Day"), with (i) net asset value information as determined at or about the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or at such other time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") and (ii) income accrual factors, dividend, and capital gains information as it becomes available. The Administrator or its designee(s) will use commercially reasonable efforts to provide net asset value, income accrual, dividend and capital gains information to Servicer or its designee by 7:00 p.m.

Shareholder Servicing Agreement
(for Administrative Class Shares)
Adnun-S-L
American United Life Insurance Company
Page 3

Eastern Time on each Business Day. If the Administrator or MMS provides incorrect share net asset value per share, dividend or capital gain information through no fault of Servicer and such errors are not corrected by 4 p.m. Eastern time the next Business Day, the Accounts shall be entitled to an adjustment to reflect the correct information, provided, however, if the incorrect information was supplied or used with respect to all shareholders, then any adjustment to the Accounts shall be made to the same extent that other shareholders receive adjustments in accordance with the applicable Fund's procedures.

     4. Orders and Settlement. The parties agree that orders to purchase and redeem Shares by the Plans shall be effected on each Business Day as provided in this Section 4. Servicer shall transmit to the Trust or its designee(s) orders to purchase or redeem Shares of the Funds for accounts that have been or are to be opened with the Trust for the Plans. Solely for purposes of processing purchase and redemption orders from the Plans as described in this Section 4, the Administrator and Servicer agree that Servicer shall be the designee of the Trust's transfer agent, and receipt of an order in proper form by such designee shall constitute receipt by the Trust subject to the terms and conditions specified in this Section. Purchases for the Plans shall be made and redemptions for the Plans shall ordinarily be made at the net asset value determined as of the Close of Trading on the Business Day that an order to purchase or redeem Shares is received by Servicer, provided that (a) Servicer receives orders from participants and other authorized persons under the Plans at a time prior to the Close of Trading on that Business Day, and (b) orders transmitted to the Trust are received by the Trust and its transfer agent by 9:00 a.m. Eastern Time on the next following Business Day, and provided further that the Trust may, to the extent it deems necessary, delay redemption of the Shares of a Fund to the extent permitted under the 1940 Act. Orders from participants and other authorized persons under the Plans received by Servicer after the Close of Trading on a Business Day shall be treated as if received on the next following Business Day.

     The parties agree that payment for net purchases of Shares attributable to all orders placed with the Trust or the Trust's transfer agent for the Plans as of the Close of Trading on a given Business Day will be wired by Servicer or its designee to the Trust's custodial account designated by the Administrator no later than 3:00 p.m. Eastern Time on the next Business Day. The Administrator agrees that it shall take all steps necessary so that payment for net redemptions of Shares attributable to all orders for the Plans transmitted by $ervicer or its designee to the Trust or the Trust's designee(s) as of the Close of Trading on a given Business Day ordinarily will be wired separately by the Trust or its designee(s) to a custodial account designated by Servicer or its designee no later than 3:00 p.m. Eastern Time on the next Business Day, provided, however, that the Trust may, if it deems appropriate, delay redemptions of the Shares of a Fund or postpone payment upon redemption, to the extent permitted by the 1940 Act.

     Unless otherwise instructed by Servicer based upon instructions provided by authorized persons for the Plans, dividends and capital gains distributions from any Fund will be automatically reinvested in additional Shares of such Fund.

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 4

     5. Participant Recordkegping. Recordkeeping and other administrative services provided to participants in the Plans shall be the responsibility of Servicer and shall not be the responsibility of the Trust or the Administrator. The Administrator will cause the Trust to establish one omnibus account per Plan Per Fund, and will not maintain separate accounts for Plan participants. Any account established pursuant to this Section shall be an "Eligible Account."

     6. Proxies. Servicer will distribute to each Plan all proxy material furnished by the Administrator on behalf of the Trust. Servicer and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of such proxies.

     7. Fund Expenses. Servicer shall not bear any of the expenses for the cost of registration of the Shares, preparation of the Trust's prospectuses, proxy materials and reports, and the preparation of other related statements and notices required by law.

     8. Maintenance of Records. Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services to the Plans and in making Shares available to the Plans. Upon the reasonable request of the Administrator, Servicer shall provide the Administrator, or its representative(s), copies of all the historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from such Plans and their participants, and other materials. Servicer agrees that it will permit the Administrator's representatives to have reasonable access to Servicer's personnel and records during normal business hours. Upon the reasonable request of Servicer, the Administrator . shall provide to Servicer or its representative(s) copies of all the historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from such Plans, and other materials. The parties agree to cooperate in good faith in providing records to one another pursuant to this Section 8.

     9. Compliance with Laws. At all times, Servicer shall comply with all applicable laws, rules and regulations, including but not limited to, those relating to requirements for delivery of prospectuses. If required by law or by a Plan or plan sponsor, Servicer shall deliver or arrange for the delivery of prospectuses and other materials describing the Funds to participants in participant-directed Plans. At all times, the Administrator shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement..

     10. Operations of the Funds. In no way shall the provisions of this Agreement limit the authority of the Trust and the Administrator to take such lawful action as any of them may deem appropriate or advisable in connection with all matters relating to the operation of MMS and the sale of the Shares. The parties acknowledge that nothing in this Agreement shall in any way preclude or prevent the Trust's Board of Trustees from taking any actions deemed necessary by such Board in furtherance of its fiduciary duties to the Trust and its respective

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 5

shareholders, which, among other things, may include the refusal to sell Shares of any Fund to any person, or to suspend or terminate the offering of the Shares of any Fund; if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary and in the best interests of the shareholders of any Fund. In no way shall the provisions of this Agreement limit the authority of Servicer to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of administrative or other services to the Plans or to the shares of funds other than the Funds offered to the Plans. I

     11. Relationship of Parties. Except to the extent provided in Section 4, it is understood and agreed that all services performed hereunder by Servicer shall be as an independent contractor and not as an employee or agent of the Trust, the Administrator or any of the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. The Trust and the Administrator operate independently of each other and the Trust shall not be responsible for the performance or satisfaction of the Administrator's obligations hereunder. I

     12. Use of Names. Except as otherwise expressly provided for in this Agreement, Servicer shall not use, nor shall it allow its employees or agents to use, the name or logo of the Trust's investment adviser or any sub-adviser, the Administrator, any affiliate of the !, Administrator, or any products or services sponsored, managed, advised, administered, or distributed by the Administrator or any of its affiliates, for advertising, trade, or other commercial or non-commercial purposes without the express prior written consent of the Administrator.

     13. Compensation.

          (a) In consideration of Servicer's provision of the administrative, recordkeeping and other services as described in this Agreement, the Administrator agrees to pay Servicer fees ("Administrative Fees") with respect to any Eligible Account quarterly at an annual rate of 0.03% of the average of the aggregate net asset value of outstanding Shares held by such Eligible Account, measured on each business day during each quarter. Such fees shall be paid in quarterly installments and the applicable portion thereof will be paid within 20 Business Days after the end of each quarter. The parties acknowledge and agree that the Administrative Fees will be paid only so long as this Agreement is in effect. Servicer shall provide, during normal business hours, the Administrator and its agents with such access as the Administrator shall request to the records of Servicer and its Eligible Accounts to enable the Administrator to verify to its satisfaction any amounts owing to Servicer hereunder.

          (b) It is anticipated that one or more broker/dealers may be involved in the sales of Shares of the Funds to Servicer's accounts. Such broker/dealers shall not be paid a sales commission unless so provided in the Trust's then current prospectus. [GRAPHIC OMITTED]

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 6

          (c) However, such broker/dealers shall be paid quarterly a servicing fee ("Service Fees") at the annual rate of 0.25%, calculated as a percentage of the average daily net assets attributable to the Shares in such Accounts during the quarter. If there are any Shares covered by this Agreement for which no broker/dealer is involved, the Service Fees relating to such Shares shall be paid to Servicer. The Administrator's determination of whether the Service Fees relating to any particular Shares shall be paid to Servicer or to a broker/dealer shall be binding upon and conclusive for all parties. Any Service Fees, however, shall be paid only upon receipt thereof by the Administrator or its affiliated broker/dealer of such fee paid by the applicable Trust from its distribution and servicing plans pursuant to Rule 12b-1 of the 1940 Act.

          (d) If any broker/dealer or other party makes a claim for fees in connection with Shares for which Servicer would otherwise be entitled to Administrative Fees and/or Service Fees hereunder, then the Administrator shall make a good faith determination of whether such broker/dealer or other party is entitled to be paid on its claim and if the Administrator's determination shall be binding upon and conclusive for all parties. If the Administrator determines such broker/dealer's or other party's claim is valid, the Administrator shall pay such claim and shall not be obligated to pay the Administrative Fee or Service Fee, as the case may be, to Servicer hereunder with respect to such Shares.

     14. Share Transactions. Servicer understands and agrees that the execution, delivery and performance of this Agreement entitles a Plan to purchase for its Eligible Accounts Shares of the Funds at net asset value (without any sales charge on purchases or contingent deferred sales charges on sales).

     15. Representations and Warranties.

          (a) Servicer represents and warrants that:

               (i) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

               (ii) the arrangements provided for in this Agreement will be timely disclosed to the Plans through their representatives;

               (iii) the performance of the duties and obligations and provision of services by Servicer as described in this Agreement and the receipt of Administrative Fees as provided in this Agreement will not violate the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended the (the "Code"), or federal or state securities laws; and

               (iv) the entering into this Agreement and the performance of its duties and obligations hereunder will not breach or otherwise impair any other agreement or understanding it has with any other person, corporation, or other entity.

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 7

          (b) the Administrator represents and warrants that:

               (i) the Funds are series of a lawfully organized and validly existing Massachusetts business trust and do and will comply in all material respects with the 1940 Act and shall remain registered under the 1940 Act; and the Funds are series of a trust which is qualified as a Regulated Investment Company under Subchapter M of the Code; and

               (ii) MMS is duly organized as a business trust under the laws of The Commonwealth of Massachusetts, and is in good standing under applicable law.

     16. Indemnification.

          (a) Servicer agrees to indemnify and hold harmless the Trust, the Administrator, and their affiliates, the investment adviser or any sub-adviser to each Fund, the administrator for each Fund, and each of their trustees, directors, officers, employees, and each person, if any, who controls any of them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) Servicer's gross negligence or willful misconduct in performing such services, (ii) any material breach by Servicer of any provision of this Agreement, or (iii) any breach by Servicer of a representation or warranty made in this Agreement. Servicer will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any liability which Servicer may otherwise have.

          (b) The Administrator agrees to indemnify and hold harmless Servicer, its affiliates, and each of their directors, officers, employees, and each person, if any, who controls Servicer within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses or actions in respect thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus of the Trust or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any material breach by the Administrator of any provision of this Agreement, or (iii) the Administrator's gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement. The Administrator will reimburse the indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, or action. This indemnity agreement will be in addition to any liability which the Administrator may otherwise have.

Shareholder Servicing Agreement
(for Administrative Class Shares)
Adnun-S-L
American United Life Insurance Company
Page 8

          (c) Promptly after receipt by an indemnitee under this Section 16 of notice of the commencement of an action, the indemnitee will, if a claim in respect thereof is to be made against the indemnitor, notify the indenmitor of the commencement thereof in accordance with the provisions of Section 20 hereof within 7 days after the summons or other first legal process shall have been served, unless within such 7 days the indemnitor shall have been served in the same action, in which case such notification may be given within 60 days. The omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee otherwise than under this Section 16 except that the failure of the indemnitee so to notify the indemnitor will relieve the indemnitor of its indemnity obligation with respect to that action to the extent that such omission results in the forfeiture of substantive rights or defenses by the indemnitor. If any such action is brought against any indemnitee and it notifies the indemnitor of the commencement thereof as specified above, the indemnitor will be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. In the event the indemnitor does elect to assume the defense of any such action, and to retain counsel of good standing, the defendant(s) in such action shall bear the fees and expenses of any additional counsel retained by any of them; but in case the indemnitor does not elect to assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named as defendant(s) in such action for the fees and expenses of counsel agreed upon by indemnitor and indemnitee. If the indemnitor assumes the defense of any such action, the indemnitor shall not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or default or consent, each indemnitee receives from the claimant a release from all liability in respect of such claim. The party seeking indemnification will not confess any claim or make any compromise in any case in which the other party may be required to indemnify except with the other party's prior written consent.

     17. Survival. The provisions of Sections 8, 10, 12 and 16 shall survive termination of this Agreement.

     18. Term and Termination.

          (a) This Agreement shall be effective as of March 21, 2003, and either party may terminate this Agreement without penalty and with or without cause upon 60 days' advance written notice. This Agreement shall remain in effect until so terminated.

          (b) This Agreement may be terminated on 60 days' written notice with respect to a Fund, at any time without the payment of any penalty, by vote of a majority of the independent trustees of the Trust or by vote of a majority of the outstanding voting securities of the class of shares of a Fund held by the Eligible Accounts.

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 9

          (c) This Agreement shall terminate automatically in the event of its assignment, as defined in the 1940 Act.

          (d) This Agreement shall terminate automatically with respect to a Fund in the event the Fund is merged or consolidated into a fund of another trust.

          (e) This Agreement may be terminated by Servicer upon written notice with respect to a Fund based upon Servicer's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Fund not reasonably available.

          (f) This Agreement may be terminated by Servicer upon written notice in the event any of the Funds' shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Servicer.

          (g) All indemnities contained herein shall survive termination of this Agreement and such termination shall not affect any liability arising out of any action taken by the Administrator at Servicer's instructions prior to termination.

          (h) The Administrator, at the option of Servicer, shall, for a period not to exceed two years after the termination of this Agreement, continue to make available additional Shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in existence on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investment in the Funds, redeem investments in the Funds, and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts. However, nothing in this Agreement shall prevent at any time, the merger, consolidation or liquidation of any Fund or the cessation of the sale of all Shares to all parties by any Fund.

     19. Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut applicable to agreements fully executed and to be performed therein, without regard to its conflicts of law rules.

     20. Notices. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or overnight courier service or sent by facsimile to the party's address identified on the signature page to this Agreement or such other address as each party may by written notice provide to the other. A notice given pursuant to this section shall be deemed to have been given immediately when delivered personally or by facsimile, three (3) days after the date of certified mailing and one (1) day after delivery by overnight courier service. [GRAPHIC OMITTED]

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 10

     21. Complete Afreement. This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

     22. Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties except that Schedule A may be unilaterally amended by the Administrator from time to time upon 10 days' notice to Servicer.

     23. Assignment. Subject to Section 18(c), this Agreement shall not be assigned by any party without the prior written consent of the other.

     24. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     25. Force Majeure. Notwithstanding any other provisions of this Agreement to the contrary, Servicer and the Administrator shall not be responsible for delays or errors caused by acts of God or by circumstances beyond their control, including without limitation, acts of governmental or military authority, national emergencies, labor unrest, mechanical breakdown, insurrection, war, riots, failure or unavailability of transportation, communication or power supply, fire, flood, earthquake or other catastrophe, extreme market volatility or trading volumes.

     26. Anti-Money Laundering. Each party to this Agreement hereby agrees to abide by and comply with all applicable anti-money laundering laws and regulations including the Anti-Money Laundering and Abatement Act and relevant provisions of the USA Patriot Act of 2001. Each party represents that it has established an Anti-Money Laundering Program that complies with all material aspects of the USA Patriot Act of 2001 and other applicable antimoney laundering laws and regulations. Each party also hereby agrees to take action to comply with any new or additional anti-money laundering regulations. Servicer certifies that it has obtained and verified the requisite information with respect to each investor on whose behalf Servicer is acting with respect to the Funds and Servicer agrees to notify the Administrator promptly whenever potential indications of suspicious activity or. Office of Foreign Asset Control matches are detected with respect to any such investor..

     27. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 11

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year first written above.

                                       PIMCO ADVISORS FUND MANAGEMENT LLC


                                        By:  /s/ Newton B. Schott, Jr.
                                        Name: Newton B. Schott, Jr.
                                        Title: Managing Director

                                        Address for Notices:
                                        c/o PIMCO Advisors Fund Management LLC
                                        2187 Atlantic Street Seventh Floor
                                        Stamford, CT 06902

                                        Fax: (203) 352-4919
                                        Att: Newton B. Schott, Jr.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY

                                        By:     /s/ Michael R. Grimme
                                        Name:     Michael R.Grimme
                                        Title:  V.P. Marketing

                                        Address for Notices:
                                        American United Life Insurance Company
                                        One American Square
                                        Indianapolis, IN 46282
                                        Att: Will Frayer

Shareholder Servicing Agreement
(for Administrative Class Shares)
Admin-S-L
American United Life Insurance Company
Page 12

                                         Schedule A
                               PIMCO FUNDS: Multi-Manner Series

    PIMCO CCM Capital Appreciation
    PIMCO CCM Mid-Cap
    PIMCO NFJ Small-Cap Value
    PIMCO PEA Growth
    PIMCO PEA Innovation
    PIMCO PEA Opportunity
    PIMCO PEA Renaissance
    PIMCO PEA Target
    PIMCO PEA Value
    PIMCO RCM Biotechnology
    PIMCO RCM Global Technology
    PIMCO RCM Large-Cap Growth